As filed with the Securities and Exchange Commission on August 24, 2012
Registration No. 333-122405

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

MEMC ELECTRONIC MATERIALS, INC.
(Exact name of registrant as specified in its charter)

    Delaware                        56-1505767
(State or other jurisdiction of incorporation or organization)        (I.R.S. Employer Identification No.)

501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376
(Address of principal executive offices, including zip code)
_____________________________

MEMC ELECTRONIC MATERIALS, INC.
2001 EQUITY INCENTIVE PLAN,
AS AMENDED AND RESTATED
(Full title of the Plan)

Bradley D. Kohn, Esq.
Senior Vice President, Secretary and General Counsel
MEMC Electronic Materials, Inc.
501 Pearl Drive (City of O'Fallon)
St. Peters, Missouri 63376
Phone: (636) 474-5000
(Name, address and telephone number, including area code, of agent for service)
_____________________

Copy to:
LaDawn Naegle, Esq.
Bryan Cave LLP
1155 F Street, NW, Suite 700
Washington, DC 20004
Phone: (202) 508-6046

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANANTORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-122405) (the “Registration Statement”) filed by MEMC Electronic Materials, Inc. (the “Company”). The Registration Statement registered shares of the Company's common stock, par value $.01 per share (“Common Stock”), issuable pursuant to the Company's 2001 Equity Incentive Plan, as amended and restated (the “2001 Plan”).

This Amendment is being filed for the sole purpose of deregistering 8,000,000 unissued shares previously registered under the Registration Statement and issuable under the 2001 Plan. The Company hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, 8,000,000 unissued shares of Common Stock previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of St. Peters, state of Missouri, on this 24th day of August, 2012.

MEMC ELECTRONIC MATERIALS, INC.

By: /s/ Ahmad R. Chatila
Ahmad R. Chatila
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Brian Wuebbels and Bradley D. Kohn, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 with respect to the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ahmad R. Chatila	President, Chief Executive Officer	August 24, 2012
Ahmar R. Chatila	(Principal Executive Officer)

/s/ Brian Wuebbels	Executive Vice President and Chief Financial Officer	August 24, 2012
Brian Wuebbels	(Principal Financial Officer and Principal Accounting Officer)

/s/ John Marren	Chairman of the Board of Directors	August 24, 2012
John Marren

/s/ Peter Blackmore	Director	August 24, 2012
Peter Blackmore

/s/ Emmanuel Hernandez	Director	August 24, 2012
Emmanuel Hernandez

/s/ William E. Stevens	Director	August 24, 2012
William E. Stevens

/s/ Marshall C. Turner	Director	August 24, 2012
Marshall C. Turner

/s/ James B. Williams	Director	August 24, 2012
James B. Williams